UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2019

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-37733	47-5513237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares, no par value	MGP	New York Stock Exchange (NYSE)

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGM Growth Properties LLC (the “Company”) held its annual meeting of shareholders on May 1, 2019 (the “Annual Meeting”), at which shareholders voted on the matters set forth below.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain
James J. Murren	129,184,918	43,352,945	35,932
Michael Rietbrock	140,639,416	31,897,411	36,968
Thomas Roberts	136,091,032	36,414,275	68,488
Daniel J. Taylor	130,035,788	42,500,904	37,103
William J. Hornbuckle	128,618,127	43,918,665	37,003
John M. McManus	128,619,599	43,917,120	37,076
Robert Smith	140,858,929	31,673,082	41,784

Broker Non-Votes: 4,722,784 for each of Mr. Murren, Mr. Rietbrock, Mr. Roberts, Mr. Taylor, Mr. Hornbuckle, Mr. McManus and Mr. Smith.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2019.

For	Against	Abstain
177,199,833	49,381	47,365

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

For	Against	Abstain
171,664,519	434,944	474,332

Broker Non-Votes: 4,722,784

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: May 3, 2019	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary